Exhibit 1.1

VME COMPANIES, INC.

underwriting agreement

[●], 2026

Kingswood Capital Partners, LLC

126 E 56th St, Suite 22S

New York, New York 10022

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

VME COMPANIES, INC., a Texas corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of [●] shares of common stock (the “Firm Shares”), par value $0.001 per share (the “Common Shares”) to the several underwriters listed on Schedule A hereto (the “Underwriters”), for whom Kingswood Capital Partners, LLC is acting as the representative (“Kingswood” or the “Representative”). The Company has also agreed to grant to the Representative on behalf of the Underwriters an option (the “Over-allotment Option”), on the terms set forth in Section 1(b) hereof, to purchase up to an additional [●] Common Shares (the “Option Shares” and, together with the Firm Shares, the “Shares”), and the offering of such Shares is hereinafter called the “Offering.”

The Company confirms as follows its agreement with each of the Underwriters:

1. Agreement to Sell and Purchase.

(a)    Purchase of Firm Shares. On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters, severally and not jointly, and the Underwriters, severally and not jointly, agree to purchase from the Company, the Firm Shares at a purchase price of $[●] per Firm Share (the “Purchase Price”) .

(b)    Purchase of Option Shares. Subject to all the terms and conditions of this Agreement, the Company hereby grants to the Representative, on behalf of the Underwriters, the Over-allotment Option to purchase, severally and not jointly, all or less than [●] additional Option Shares, representing fifteen percent (15%) of the Firm Shares sold in the Offering, from the Company. The purchase price to be paid for each Option Share will be the same Purchase Price per Firm Share. The Underwriters shall not be under any obligation to purchase any of the Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option may be exercised in whole or in part at any time on or before the forty-fifth (45th) day after the Closing Date, upon written notice (the “Option Notice”) by the Representative to the Company, setting forth the aggregate number of Option Shares to be purchased and the time and date for delivery of and payment for the Option Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of such notice or such other time as may be agreed upon by the Company and the Representative. Such delivery and payment shall take place at the offices of the Representative, the offices of Representative’s counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. Upon exercise of the Over-allotment Option, the Company shall become obligated to deliver to the Underwriters, and the Underwriters shall become obligated to purchase, subject to the terms and conditions of this Agreement, the number of Option Shares specified in the Option Notice. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite such Underwriter’s name bears to the total number of Firm Shares. For purposes of this Agreement, a “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, that banks shall not be deemed to be authorized or required to be closed solely due to a “shelter in place,” “non-essential employee” or similar directive if such banks’ electronic funds transfer systems (including wire transfer facilities) remain open for use by customers on such day.

2. Delivery and Payment.

(a)    Closing. Delivery of the Firm Shares shall be made to the Representative through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment of the Purchase Price by wire transfer of immediately available funds to the order of the Company. Such payment shall be made at 10:00 a.m., Eastern Time, on the first Business Day following the date of this Agreement pursuant to Rule 15c6-1(a) of the Exchange Act (or the second Business Day following the date of this Agreement if the Offering is priced after 4:30 p.m., Eastern Time, pursuant to Rule 15c6-1(c) under the Exchange Act), or at such other time and date, but not later than ten (10) Business Days after such date, as may be agreed upon by the Company and the Representative. Such date is hereinafter referred to as the “Closing Date”.

(b)    Option Closing. To the extent the Over-allotment Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner and at the location specified in Section 2(a)) shall take place at the time and date specified in the Option Notice (which may be the Closing Date but shall not be earlier than the Closing Date). Such date is referred to herein as the “Option Closing Date”.

(c)    Electronic Transfer. Electronic transfer of the Shares shall be made at the time of purchase in such names and in such denominations as the Representative shall specify.

3. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each of the Underwriters as follows:

(a)    Compliance with Registration Requirements. A registration statement on Form S-1 (File No. 333-298996) relating to the Shares, including a preliminary prospectus and such amendments thereto as may have been required prior to the date of this Agreement (the “Registration Statement”) has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (collectively, the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. Copies of the Registration Statement and each amendment thereto, including the related preliminary prospectuses, have been delivered to the Underwriters. The term “Registration Statement” means such registration statement on Form S-1 as amended at the time it becomes or became effective, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, including any information deemed to be included pursuant to Rule 430A or Rule 430B of the Rules and Regulations, as applicable. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “preliminary prospectus” means any preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of, or deemed to be part of or included in, the Registration Statement. The term “Prospectus” means the final prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, as amended or supplemented. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include: (i) any document filed under the Securities Exchange Act of 1934, as amended, and together with the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), after the applicable date hereof and incorporated therein by reference, and (ii) any such document so filed.

(b)    Effectiveness of Registration. The Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act or have become effective pursuant to Rule 462 of the Rules and Regulations. The Company has complied with all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the best knowledge of the Company, threatened by the Commission.

(c)    Accuracy of Registration Statement. Each of the Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto, at the time it became effective, and at all subsequent times, complied and will comply in all material respects with the Securities Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all times when delivered or required to be delivered (or, but for the provisions of Rule 172, would be required to be delivered) in connection with the sale of Shares, complied and will comply in all material respects with the Securities Act, the Exchange Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made.

There are no documents required to be filed with the Commission pursuant to the Securities Act in connection with the transactions contemplated hereby that have not been filed as required, and there are no contracts or other documents required to be described in the Prospectus or filed as exhibits to the Registration Statement (“Material Contracts”) that have not been so described or filed. Each preliminary prospectus and the Prospectus delivered to the Representative for use in connection with the Offering is identical in all material respects to the electronically transmitted copies filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriters through the Representative expressly for use in the Registration Statement or the Prospectus (the “Underwriters’ Information”), it being understood that the only such information consists of the names and addresses of the Underwriters.

(d)    Company Not Ineligible Issuer. At the time or times of filing the Registration Statement and as of the date of execution and delivery of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405 of the Rules and Regulations.

(e)    Disclosure at the Time of Sale. As of the Applicable Time, neither (i) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the most recent preliminary prospectus related to this Offering, and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package’’), nor (ii) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriters through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the Underwriters’ Information.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:30 p.m. (New York City Time) on [●], 2026 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus“ means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is “a written communication that is a road show” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), does not include any information that conflicts with the information contained in the Registration Statement or include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at any such time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters’ Information. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred an event or development as a result of which such Issuer Free Writing Prospectus conflicted with the information contained in the Registration Statement relating to the Shares or included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified the Representative and has promptly amended or supplemented, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)    Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the Closing Date, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Permitted Free Writing Prospectuses (as defined below) reviewed and consented to by the Representative and included in Schedule B hereto, and the Prospectus. None of the Marketing Materials, as of their respective issue dates and at all subsequent times through the Prospectus Delivery Period (as defined below), include any information that conflicts with the information contained in the Registration Statement. If at any time following the issuance of any Marketing Material there occurred an event or development as a result of which such Marketing Material conflicted with the information contained in the Registration Statement relating to the Shares or included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified the Representative and has promptly amended or supplemented, at its own expense, such Marketing Material to eliminate or correct such conflict, untrue statement or omission.

(h)    Subsidiaries. Each of the subsidiaries (as such term is defined in Rule 405 under the Securities Act) of the Company (each, a “Subsidiary”) has been identified in Exhibit 21.1 to the Registration Statement. The Company owns, directly or indirectly, the shares or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction (each, a “Lien”), and (i) all of the issued and outstanding shares of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities and (ii) all of the issued and outstanding membership interests are validly issued.

(i)    Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, or any other agreement, document, certificate or instrument required to be delivered pursuant to this Agreement (collectively, the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, general affairs, management, shareholders’ equity or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”; and any event, change or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, a “Material Adverse Change”) and no action, claim, suit or proceeding (including, without limitation, a partial proceeding, such as a deposition), (each, a “Proceeding”) has been instituted or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(j)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals (as hereinafter defined in Section 3(l)). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, assuming due authorization, execution and delivery by the Representative, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(k)    No Conflicts. Except as disclosed in the Registration Statement, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(l)    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Registration Statement and the Prospectus, (ii) application(s) to The Nasdaq Stock Market LLC for the listing of the Common Shares on the Nasdaq Capital Market for trading thereon in the time and manner required thereby, (iii) such filings, if any, as are required to be made under applicable state securities laws, (iv) such notices, filings or authorizations as are required to be obtained or made under applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) which has been filed by the Representative, and (v) such notices, filings or authorizations as have been obtained, given or made as of the date hereof (collectively, the “Required Approvals”).

(m)    Issuance of the Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized and outstanding securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. All offers, sales and any transfers of the outstanding securities of the Company were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements (based in part on the representations and warranties of the purchasers of such securities). The Firm Shares and the Option Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable. The Company has reserved from its duly authorized capital stock the maximum number of the Common Shares issuable pursuant to this Agreement.

(n)    Capitalization. The capitalization of the Company as of the date hereof is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has not issued any capital stock other than pursuant to employment agreements, consulting agreements, the Company’s equity incentive plan, and pursuant to the conversion and/or exercise of any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares , including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares (“Common Shares Equivalents”) and is outstanding as of the date of the most recently filed amendment to the Registration Statement. No individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Shares or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Shares Equivalents or capital stock of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any Person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no securities of the Company or any Subsidiary that have any anti-dilution or similar adjustment rights (other than adjustments for stock splits, recapitalizations, and the like) to the exercise or conversion price, have any exchange rights, or reset rights. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all federal and state securities laws, conform to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Shares. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the best knowledge of the Company after due inquiry, between or among any of the Company’s shareholders.

(o)    Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, (i) there has been no event, occurrence or development that has had or is expected to have a Material Adverse Effect, (ii) the Company or any Subsidiary has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to U.S. generally accepted accounting principles (“U.S. GAAP”) or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company (as such terms are used in and construed under Rule 405 under the Securities Act) (each, an “Affiliate”), except pursuant to existing Company equity incentive plans or as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed as of the date of this Agreement.

(p)    Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, inquiry, notice of violation or proceeding pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would, if there were an unfavorable decision, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and there is not pending or, to the best knowledge of the Company after due inquiry, threatened in writing, any investigation by the Commission involving the Company or any current or former director or officer of the Company. To the best knowledge of the Company, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. To the best knowledge of the Company after due inquiry, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that (i) would result in such director or officer to be unsuitable for his or her position on the Board or in the Company, as the case may be, (ii) would individually or in the aggregate have a Material Adverse Effect, or (iii) are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus but are not so described.

(q)    Labor Relations. The Company believes that its relations with its employees are good and no material labor dispute exists with respect to any of the employees of the Company or any Subsidiary. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the best knowledge of the Company after due inquiry, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, of the jurisdiction of its incorporation and where its business is currently conducted.

(r)    Compliance. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of termination or notice of a claim that it is in default under or that it is in violation of, any Material Contract, indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

(s)    Environmental Laws. The Company and its Subsidiaries (i) are in compliance in all material respects with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

(t)    Regulatory Permits. The Company and the Subsidiaries possess, and are in material compliance with the terms of, all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, except where the failure to possess such permits would not result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit. All Material Permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any Subsidiary has any reason to believe that the Material Permits will not be renewed in the ordinary course.

(u)    Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(v)    Intellectual Property. Except as would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, the Company and the Subsidiaries have the right to use, all patents, trademarks, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights used in connection with their respective businesses as described in the Registration Statement. Neither the Company nor any Subsidiary has received a written notice of a claim, or otherwise has any knowledge, that the Company or any Subsidiary violates or infringes upon the intellectual property rights of any Person. The Company has no knowledge that it will be unable to obtain any intellectual property rights that are or may become necessary to conduct its business.

(w)    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(x)    Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, none of the officers or directors of the Company or any Subsidiary and none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the best knowledge of the Company after due inquiry, any entity in which any officer, director, or any such employee, including any immediate family members thereof, has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of the lesser of (A) $120,000 or (B) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(y)    Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries, as an emerging growth company and smaller reporting company, are, to the extent required, in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date or the Option Closing Date, as applicable. The Company and the Subsidiaries, taken as a whole, maintain a system of internal accounting controls (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries agree to establish, upon closing of this Offering, disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and design such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(z)    Certain Fees; FINRA Affiliation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Except with respect to the Representative, there are no other arrangements, agreements or understandings of the Company or, to the Company’s best knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (the “Filing Date”) or thereafter. To the Company’s best knowledge, no (i) officer or director of the Company or its Subsidiaries, (ii) owner of 10% or more of the Company’s unregistered securities or that of its Subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriters and their respective counsel if it becomes aware that any officer, director or shareholder of the Company or its Subsidiaries is or becomes an Affiliate or associated person of a FINRA member participating in the Offering.

(aa) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(bb) Registration Rights. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(cc) Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any written notification that the Commission is contemplating terminating such registration. Based on information provided by the Representative, the Common Shares are currently eligible for electronic transfer through DTC or another established clearing corporation and the Company is current in payment of the fees to DTC (or such other established clearing corporation) in connection with such electronic transfer. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of The Nasdaq Stock Market.

(dd) No Integrated Offering. Neither the Company, nor any Affiliate, nor any Person acting on its behalf or their behalf directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering of the Shares to be integrated with prior offerings by the Company for purposes of the registration requirements of the Securities Act or of any applicable shareholder approval provisions of The Nasdaq Stock Market.

(ee) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date and as of the Option Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, will be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date or the Option Closing Date, as applicable. The Registration Statement, the General Disclosure Package and the Prospectus sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(ff) Tax Status. Except for matters that would not, individually or in the aggregate, result in a Material Adverse Effect, each of the Company and its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction in which it is subject to taxation, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(gg) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, and to the knowledge of the Company, any agent or other person authorized to act on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

(hh) Accountants. Bush and Associates, CPA (the “Accountant”), which has expressed its opinion with respect to the audited financial statements and schedules included as a part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and is registered with the Public Company Accounting Oversight Board.

(ii) Regulation M Compliance. The Company, its Subsidiaries, each of their respective directors, officers, Affiliates or controlling persons have not, and to its best knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering.

(jj) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(kk) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or has been threatened in writing.

(mm) Equity Incentive Plans. Except as otherwise disclosed in the Registration Statement, General Disclosure Package and the Prospectus, the Company does not have any equity incentive plans.

(nn) Certificates. Any certificate signed by any duly authorized officer of the Company or any of its Subsidiaries delivered to the Representative or its counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(oo)    D&O Questionnaires. To the best knowledge of the Company, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers named in the section “Management” in the Prospectus immediately prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreements in the form attached hereto as Exhibit A provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

(pp) Industry Data; Forward-looking statements. The statistical and market-related data included in each of the Registration Statement, the General Disclosure Package, and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. No “forward-looking statement” (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the General Disclosure Package or the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) Scheme or Arrangement with Shareholders. Neither the Company nor any of its Affiliates is a party to any scheme or arrangement through which shareholders or potential shareholders are being loaned, given or otherwise having money made available for the purchase of shares whether before, in or after the Offering. Neither the Company nor any of its Affiliates is aware of any such scheme or arrangement, regardless of whether it is a party to a formal agreement.

(rr) Material Acquisitions or Dispositions. Neither the Company nor any of its Subsidiaries is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and which is not so described.

(ss) Choice of Law; Jurisdiction, etc. The choice of law under Section 9(e) below is valid and enforceable against the Company in accordance with its terms. The indemnification and contribution provisions set forth hereunder do not contravene Texas law or public policy.

(tt) Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules (if any) included in the Registration Statement, the General Disclosure Package and the Prospectus, fairly present the financial condition, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. GAAP in all material respects, consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by U.S. GAAP); and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. Except as included therein, no other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the Rules and Regulations. The “as adjusted” financial information and the related notes, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein, and, in the judgment of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (a) since the date of the last balance sheet included in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its direct or indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the General Disclosure Package and the Prospectus as being a Subsidiary, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the ordinary course of business, any grants under any stock compensation plan, and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt. The Company represents that it has no direct or indirect Subsidiaries other than those listed in the Registration Statement.

4. Agreements of the Company. The Company agrees with the Underwriters as follows:

(a)    Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) (the “Prospectus Delivery Period”) in connection with sales of the Shares by an Underwriter or dealer, amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representative shall not have reasonably objected thereto in writing in good faith.

(b)    Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus and Other Securities Act Matters. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the reasonable opinion of the Representative, after consultation with the Company, it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with the Securities Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Representative (and, if applicable, to dealers), amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with the Securities Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules.

(c)    Notifications to the Underwriters. The Company shall notify the Representative promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus misleading (including by omission) or untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading (including by omission), and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use reasonable best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B and 462(b) of the Rules and Regulations and to notify the Representative promptly of all such filings.

(d)    Executed Registration Statement. The Company shall furnish to the Representative, without charge, one signed copy of the Registration Statement, and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Representative, without charge, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits, provided however, that the Representative agrees that any Registration Statement filed with the Commission via EDGAR shall suffice.

(e)    Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f)    Prospectus. The Company shall prepare the Prospectus in a form approved by the Representative (such approval not to be unreasonably withheld, conditioned or delayed) and shall file such Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations with a filing date not later than the second business day following the execution and delivery of this Agreement. Promptly after the effective date of the Registration Statement, and thereafter from time to time during the period when the Prospectus is required (or, but for the provisions of Rule 172 under the Securities Act, would be required) to be delivered, the Company shall deliver to the Representative, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto, in the manner in compliance with the requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, by the Representative and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in light of the circumstances under which it was made, not misleading (including by omission), or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to the Representative, without charge, such number of copies thereof as the Representative may reasonably request.

(g)    Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior written consent of the Representative (not to be unreasonably withheld, conditioned or delayed), will not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement relating to the Shares or would include an untrue statement of material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(h)    Compliance with Blue Sky Laws. If required, prior to any public offering of the Shares by the Underwriters, the Company shall cooperate with the Representative and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request, provided, however, that in no event shall the Company be obligated to qualify a public offering outside the United States or to do business as a foreign corporation in any jurisdiction where it is not now so qualified, to qualify or register as a dealer in securities, to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or subject itself to ongoing taxation in respect of doing business in any jurisdiction in which it is not so subject.

(i)    Delivery of Financial Statements. During a period of one year commencing on the effective date of the Registration Statement applicable to the Underwriters, the Company shall furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided, however, that the availability of electronically transmitted copies filed with the Commission pursuant to EDGAR shall satisfy the Company’s obligation to furnish copies hereunder.

(j)    Consideration; Payment of Expenses. In consideration of the services to be provided for hereunder, the Underwriters or their respective designees shall receive their pro rata portion (based on the Shares purchased) of the following compensation with respect to the Shares they are offering:

(i)    An underwriting discount equal to seven percent (7%) of the aggregate gross proceeds raised in the Offering (the “Underwriting Discount”);

(ii)    As additional compensation for Representative’s services, the Company shall issue to Kingswood or its designees at the closing of the Offering (the “Closing”), and each closing of the Over-Allotment Option (if any), warrants (the “Representative’s Warrants”) to purchase that number of Common Shares of the Company equal to two percent (2%) of the aggregate number of Common Shares sold in the Offering. The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the two and a half-year period commencing six (6) months from the closing date of the Offering, at a price per share equal to 120% of the public offering price per Share. The Representative’s Warrants will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights no more than seven years from the commencement of sale of the Offering at the Company’s expense) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.), in each case as permitted under FINRA Rule 5110(g)(8). The Company will register the shares underlying the Representative’s Warrants along with the Registration Statement in connection with the Offering and will file all necessary undertakings in connection therewith. Pursuant to FINRA Rule 5110(e)(1), the Representative’s Warrants shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of the Offering, except that they may be transferred to any member participating in the Offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The Representative’s Warrants may be exercised as to all, or a lesser number of Common Shares, and will provide for cashless exercise; and

(iii)    As consideration for the Representative’s advisory services, the Company agrees to pay all expenses relating to the Offering on an as needed basis for so long as the expenses have been pre-approved by the Company, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all fees and expenses relating to the listing of the Common Shares of the Company on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as Kingswood may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Representative’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as Kingswood may reasonably designate; (e) the costs of all mailing and printing of the Offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Kingswood; (g) the fees and expenses of the Company’s accountants; and (h) all filing fees and communication expenses associated with the review of the Offering by FINRA. Kingswood shall communicate with the Company and obtain the Company’s consent before engaging other parties who will participate in this Offering, such as, but not limited to, Representative’s counsel. The Company shall not unreasonably delay its response and shall act in good faith when Kingswood inquires. The Company agrees to reimburse Kingswood for its reasonable out-of-pocket expenses for so long as the expenses have been pre-approved by the Company (including, but not limited to, underwriter’s counsel(s) fees, expenses associated with D&O background check, roadshow, and third-party financial due diligence) in connection with the performance of its services for the purpose of the Offering, for an aggregate amount of up to $200,000 (the “Accountable Expense”) including but not limited to (i) Kingswood expenses to cover director and officer background check expenses; (ii) Representative’s expenses relating to the initial filing of registration statement (in the form of a DRS, Form S-1 or other form as applicable); and (iii) Representative’s expenses relating to the closing of the Offering. All funds shall be applied to Representative’s out-of-pocket accountable expenses related to the offering as incurred. Kingswood may deduct from the net proceeds of the Offering payable to the Company on the date of Closing, or the closing of the Over-Allotment Option, if any, the expenses set forth herein that have not been paid by the Company and still due to be paid by the Company to the underwriters. Notwithstanding the foregoing, the parties hereto agree in the event that (i) the engagement is terminated prior to the closing of the Offering, or (ii) the Offering is terminated due to unforeseen circumstances, the Company shall reimburse any incurred expenses by Kingswood until the termination date based on the actual receipt submitted to the Company. Kingswood shall provide the Company with itemized, detailed invoices of all Accountable Expenses on a monthly basis or upon request. If, upon the final closing or termination of the Offering, any portion of the $200,000 Accountable Expense advance remains unused, such unused funds shall be promptly refunded to the Company.

(k)    Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 4(j), on the Closing Date it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the aggregate gross proceeds raised in the Offering.

(l)    Reimbursement of Accountable Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall reimburse the Underwriters for all out-of-pocket expenses that have been pre-approved by the Company (including but not limited to, reasonable fees and expenses of underwriters’ counsel(s) fees, due diligence and background check expenses, and reasonable costs for roadshow) actually incurred by the Underwriters in connection herewith and as allowed under FINRA Rule 5110 in the amount not to exceed $200,000. For the avoidance of doubt, the reimbursement obligations under Section 4(j)(iii) and this Section 4(l) are not cumulative, and the aggregate amount of accountable expenses reimbursable by the Company under this Agreement shall not exceed $200,000 (inclusive of any advance previously paid). The aggregate compensation payable to the Underwriters in connection with the Offering shall not exceed the amounts set forth in this Section 4 without the prior written consent of the Company, subject to applicable FINRA limitations.

(m)    No Stabilization or Manipulation. The Company or its Subsidiaries shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Securities Act or otherwise, of the price of the Shares to facilitate the sale or resale of any of the Shares.

(n)    Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

(o)    Lock-Up Agreements of Company, Management and Affiliates. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, for a period of one hundred eighty (180) days after the Closing of the Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (2) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of shares of capital stock of the Company or such securities, in cash or otherwise. The restrictions contained in this Section 4(o) shall apply solely to equity and equity-linked securities and shall not apply to (A) the Shares to be sold hereunder and the Representative’s Warrants (and the Common Shares issuable upon exercise thereof); (B) the issuance of Common Shares upon the exercise, conversion or exchange of options, warrants or other securities outstanding on the date hereof and disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; (C) the grant of options, restricted stock, restricted stock units or other equity awards, or the issuance of Common Shares, under any equity incentive plan of the Company disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and the filing of a registration statement on Form S-8 relating thereto; (D) the issuance of securities in connection with any acquisition, merger, joint venture, strategic partnership or other strategic transaction approved by the Board of Directors, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights requiring the filing of a registration statement during the Lock-Up Period; (E) any equity or debt transaction required to secure emergency capital necessary for the Company’s operations, as determined in good faith by the Board of Directors, upon prior written notice to the Representative; or (F) the incurrence of any indebtedness, including any offering of debt securities that are not convertible into or exchangeable for capital stock of the Company and any bank or other credit facility. The Company has caused each of its officers and directors and each shareholder holding five percent (5%) or more of the outstanding Common Shares (or securities convertible into such shares) to enter into lock-up agreements with the Representative in the form set forth in Exhibit A.

(p)    Lock-Up Releases. If Kingswood, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 4(o) with respect to any officer or director of the Company and provides the Company with notice of the impending release or waiver at least three (3) Business Days prior to the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto (or by any other method that satisfies the requirements of FINRA Rule 5131(d)(2)) through a major news service at least two (2) Business Days prior to the effective date of such release or waiver.

(q)    Stop-Transfer Instructions. During the Lock-Up Period, the Company shall instruct its transfer agent, to place appropriate stop-transfer instructions on the Shares subject to the Lock-Up Period.

(r)    Nasdaq listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Common Shares on The Nasdaq Capital Market for at least two (2) years after the Closing Date, except as otherwise disclosed in the Prospectus or permitted by applicable law or Nasdaq rules.

(s)    Right of First Refusal. The Company agrees that if the Shares are sold in accordance with the terms of this Agreement, for a period of twelve (12) months from the closing of the Offering (the “RoFR Period”), the Company shall grant the Representative an irrevocable right of first refusal (the “Right of First Refusal”) to act as lead investment banker, lead book-runner and/or lead placement agent, at the Representative’s sole discretion, for each and every future public and private equity and/or debt offering, including all equity linked financings but excluding bank debt financing or any debt financing from any of the Company’s existing customers, (each a “Subject Transaction”) during such twelve (12) month period following the closing of this Offering, for the Company, or any successor to or any current or future subsidiary of the Company on terms and conditions customary to the Representative for such Subject Transactions. The Representative shall have the sole right to determine whether any other broker dealer shall have the right to participate in a Subject Transaction and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative. The Representative has only one opportunity to waive or terminate the Right of First Refusal in consideration of any payment or fee. Once terminated or waived during the RoFR Period, the Representative shall not have Right of First Refusal. The Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by Kingswood of this Agreement or a material failure by Kingswood to provide the services as contemplated by this Agreement. The Company’s exercise of its right of termination for cause shall eliminate any obligations with respect to the payment of any termination fee or provision of the Right of First Refusal pursuant to FINRA Rule 5110(g)(5)(ii).

5. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase the Firm Shares on the Closing Date or the Option Shares on the Option Closing Date, as the case may be, as provided herein is subject to the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Post Effective Amendments and Prospectus Filings. Notification that the Registration Statement has become effective shall be received by the Representative not later than 4:30 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representative and all filings made pursuant to Rules 424, 430A, or 430B of the Rules and Regulations, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.

(b)    No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Company after due inquiry, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not reasonably object thereto in writing in accordance with Section 4(a), and the Representative shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company in their capacities as such, and not individually, (who may, as to proceedings threatened, certify to their knowledge), to the effect of clauses (i), (ii) and (iii).

(c)    No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Shares or the Common Shares issued in the ordinary course of business pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, General Disclosure Package and the Prospectus) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

(d)    No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall have been no actions, suits or proceedings instituted, threatened against or affecting, the Company or its Subsidiaries or any of their respective officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, except for such actions, suits, or proceedings which would not result in a Material Adverse Change to the Company or its Subsidiaries.

(e)    All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct as of the date of the Agreement and at the Closing Date as if made at the Closing Date and any Option Closing Date, as the case may be, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and any Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f)    Opinions of Counsel to the Company. The Representative shall have received the opinions, each dated the Closing Date and any Option Closing Date, as the case may be, each reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, from: (i) Winston Taylor LLP, as U.S. counsel to the Company, including a written statement providing certain “10b-5” negative assurances.

(g)    Opinion of Counsel to the Underwriters. The Representative shall have received an opinion and a written statement providing certain “10b-5” negative assurances, dated the Closing Date and any Option Closing Date, as the case may be, from Seward & Kissel LLP, U.S. securities counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinions shall be reasonably satisfactory in form and substance to the Representative.

(h)    Accountant’s Comfort Letter. On the date of the Prospectus, the Representative shall have received from the Accountant a letter dated the date of its delivery, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and any Option Closing Date, as the case may be, the Representative shall have received from the Accountant a letter dated such date, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the Closing Date or any Option Closing Date, as the case may be.

(i)    Certificates:

(i)    Officers’ Certificate. The Company shall have furnished to the Representative a certificate in a form substantially similar to the form attached as Exhibit C hereto, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and its Chief Financial Officer stating that (A) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus, and the Prospectus and, in their opinion and to the best of their knowledge, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (B) since the effective date of the Registration Statement, to the best of their knowledge, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package, or the Prospectus, (C) to the best of their knowledge, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (D) to the best of their knowledge, there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, a Material Adverse Change.

(ii)    Secretary’s Certificate. At each of the Closing Date and any Option Closing Date, the Representative shall have received a certificate of the Company in a form substantially similar to the form attached as Exhibit D hereto, signed by the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be.

(iii)    Chief Financial Officer Certificate. On the Closing Date or any Option Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate of the Company’s Chief Financial Officer, dated the respective dates of their delivery and signed by the Chief Financial Officer and addressed to the Representative, with respect to certain operating and financial data contained in each of the Registration Statement, the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the Representative and substantially similar to the form attached as Exhibit E hereto.

(j)    Transfer Agent’s Certificate. The Company’s transfer agent shall have furnished or caused to be furnished to the Representative a certificate satisfactory to the Representative of one of its authorized officers with respect to the issuance of the Shares and such other customary matters related thereto as the Representative may reasonably request.

(k)    Eligible for DTC Clearance. At or prior to the Closing Date and each Option Closing Date, the Shares shall be eligible for clearance and settlement through the facilities of the DTC.

(l)    Lock-Up Agreements. At the date of this Agreement, the Representative shall have received the executed “lock-up” agreements referred to in Section 4(o) hereof from the Company’s officers and directors and shareholders holding more than 5% of any class of the Company’s outstanding shares listed in Schedule D hereto.

(m)    Stock Exchange Listing. The Shares shall have been duly authorized for listing on The Nasdaq Capital Market, subject to official notice of issuance.

(n)    Exchange Act Registration. One or more registration statements in respect of the Shares have been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, each of which registration statement complies in all material respects with the Exchange Act.

(o)    Good Standing. At the Closing Date and any Option Closing Date, the Company shall have furnished to the Representative satisfactory evidence of the good standing of the Company and its Subsidiaries, in their respective jurisdictions of organization (to the extent the concept of “good standing” or such equivalent concept exists under the laws of the applicable jurisdictions), in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions. If the applicable jurisdiction does not have a concept of “good standing,” the Company will furnish evidence in writing or any standard form of telecommunication from the appropriate governmental authorities that the relevant company was duly incorporated and remains duly registered in the jurisdiction of its incorporation.

(p)    No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or any Option Closing Date, as the case may be.

6. Indemnification.

(a)    Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its Affiliates, the directors, officers, employees and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Underwriter Indemnified Party”) from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (collectively, “Marketing Materials”) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on (A) any untrue statement or omission or alleged untrue statement or alleged omission made in reliance on and in conformity with Underwriters’ Information, or (B) any loss, claim, liability, expense or damage that is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the Underwriter Indemnified Party’s willful misconduct or gross negligence. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)    Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its Affiliates, the directors, officers, employees and agents of the Company and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of them, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Shares purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of the Underwriters through the Representative consists solely of the material referred to in the last sentence of Section 3(c) hereof.

(c)    Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by one of the indemnifying parties in connection with the defense of such action and that indemnifying party agrees to pay the fees and expenses of such counsel, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnifying party does not diligently defend the action after assumption of the defense, or (v) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (C) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution), to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares pursuant to this Agreement. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution (but no personal obligation to contribute) as the Company, and each director, officer, employee, counsel or agent of an Underwriter will have the same rights to contribution as such Underwriter (but no personal obligation to contribute), subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). The obligations of the Underwriters to contribute pursuant to this Section 6(d) are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)    Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any controlling Person thereof, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

7. Termination. The obligations of the Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representative, without liability on the part of the Underwriters to the Company, if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the reasonable judgment of the Representative exercised in good faith after consultation with the Company, any of the following shall occur:

(a)    trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission, or The Nasdaq Stock Market;

(b)    trading in securities generally on the New York Stock Exchange, NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c)    a general banking moratorium shall have been declared by any of U.S. federal or New York banking authorities;

(d)    the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(e)    any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Underwriters will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or

(f)    there shall have been a Material Adverse Change.

8. Underwriter Default.

(a)    If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares hereunder, and if the Shares with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of the Firm Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion to the total number of Default Securities then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters; subject, however, to such adjustments to eliminate fractional shares as the Representative in its discretion shall make.

(b)    In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm Shares, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five (5) business days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 8, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4(j), 4(l) and 6) or the Underwriters (except as provided in Section 6), but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)    In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of counsel to the Underwriters, may be necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares.

9. Miscellaneous.

(a)    Notices. Each party to this Agreement shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other party at its address set out below (or to any other address that the receiving Party may designate from time to time in accordance with this section). Each party to this Agreement shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party and (b) if the party giving the Notice has complied with the requirements of this Section.

If to the Company:	VME Companies, Inc.
3300 S. Broadway Avenue, Suite 205
Tyler, TX 75701 Email: Michael Thomas Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:	Winston Taylor LLP
800 Capitol St, Suite 2400
Houston, TX 77002
Email: BSmolij@winston.com
Attention: Beniamin D. Smolij, Esq.

If to the Representative or the Underwriter:	Kingswood Capital Partners, LLC
126 E 56th St, Suite 22S, New York, New York 10022 Email: ttian@kingswoodus.com Attention: Tony Tian

With a copy (which shall not constitute notice) to:	Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Email: billotti@sewkis.com
Attention: Keith J. Billotti, Esq

(b)    No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and, with respect to Section 6, the controlling persons, directors, officers, employees, counsel and agents referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Shares from any Underwriter in his, her or its capacity as such purchaser.

(c)    Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d)    Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the Offering contemplated by this Agreement and the process leading to such transaction, the Underwriters are and have been acting pursuant to a contractual relationship created solely by this Agreement and are not agents or fiduciaries of the Company or its security holders, creditors, employees or any other party, (iii) no Underwriter has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether such Underwriter or its Affiliates has advised or is currently advising the Company on other matters) and each such Underwriter has no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE without regard to the conflict of laws principles thereof.

(f)    Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement, the General Disclosure Package, the Prospectus, the Registration Statement, or the offering of the Shares. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding including without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended. Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in any New York State or United States federal court sitting in The City of New York, Borough of Manhattan and agrees that service of process upon the Company mailed by certified mail or delivered by Federal Express via overnight delivery to the Company’s address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding, and service of process upon an Underwriter mailed by certified mail or delivered by Federal Express via overnight delivery to the Underwriters’ address shall be deemed in every respect effective service of process upon such Underwriter in any such suit, action or proceeding.

(g)    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to an Underwriter or any person controlling such Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

(h)    Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(i)    Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)    Waiver of Jury Trial. The Company and each Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(k)    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(l)    Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof, including the engagement letter, dated July 28, 2025, between Kingswood and VME Process, Inc. (the “Engagement Letter”), and in the event of any conflict between this Agreement and any provision of the Engagement Letter, this Agreement shall control. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the parties hereto.

[Signature page follows.]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

VME COMPANIES, INC.

By:
Name: Michael Thomas
Title: Chief Executive Officer
Accepted by the Representative, acting for itself and as Representative of the Underwriters named on Schedule A hereto, as of the date first written above:

KINGSWOOD CAPITAL PARTNERS, LLC

By:
Name:
Title:

SCHEDULE A

Name of Underwriter	Number of Firm Shares to be Purchased
Kingswood Capital Partners, LLC
Total

A-1

SCHEDULE B

Free Writing Prospectus

[None.]

B-1

Schedule C

Pricing Information

Number of Firm Shares: [●]

Number of Option Shares: [●]

Public Offering Price per Firm Share: [●]

Public Offering Price per Option Share: [●]

Underwriting Discount per Firm Share: [●]

Underwriting non-accountable expense allowance per Firm Share: [●]

C-1

SCHEDULE D

List of Lock-Up Parties

[To Come]

D-1

EXHIBIT A

LOCK-UP AGREEMENT

[●], 2026

Kingswood Capital Partners, LLC

126 E 56th St, Suite 22S

New York, NY 10022

Re:	VME COMPANIES, INC.

Ladies and Gentlemen:

As an inducement to Kingswood Capital Partners, LLC , as representative of the underwriters (the “Representative”), to execute an underwriting agreement (the “Underwriting Agreement’’) providing for a public offering (the “Offering”) of shares of common stock (“Common Shares”), par value $0.001 per share (the “Shares” or “Securities”), of VME Companies, Inc., a Texas corporation (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of the Representative, during the period specified in the third succeeding paragraph (the “Lock-Up Period’’), the undersigned will not:

(1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Shares (including, without limitation, Shares which may be deemed to be beneficially owned by the undersigned for purposes of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities issuable upon the exercise of any option or similar right) whether now owned or hereafter acquired (collectively, the “Undersigned’s Securities’’); or

(2) file or cause to be filed any registration statement with the SEC (other than a registration statement on Form S-8) relating to the offer and sale of Common Shares of the Company.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction designed to, or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities, even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging transactions include, without limitation, any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Securities.

In addition, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares other than as contemplated in the registration statement relating to the Offering.

The Lock-Up Period shall commence on the date of this Lock-Up Agreement and continue and include the date one hundred eighty (180) days after the closing of the Offering pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the restrictions above shall not apply to:

(a) the exercise, vesting or settlement of options, warrants or other equity awards pursuant to any equity incentive plan of the Company, provided that any Common Shares received shall remain subject to the Lock-Up Period;

(b) transfers as a bona fide gift, transfers to immediate family members, trusts or entities controlled by or for the benefit of the undersigned, or transfers for bona fide estate-planning purposes, provided that (i) the transferee agrees in writing to be bound by the Lock-Up Period and (ii) such transfer does not involve a disposition for value;

(c) the establishment of a Rule 10b5-1 trading plan under the Exchange Act, provided that (i) such plan does not provide for transfers during the Lock-Up Period and (ii) no public filing or announcement is made during the Lock-Up Period;

(d) transfers of Common Shares acquired in open-market transactions following the closing of the Offering, provided no filing under Section 16(a) of the Exchange Act is required or voluntarily made;

(e) the transfer of Common Shares to the Company in connection with the termination of employment or pursuant to contractual repurchase rights, subject to the disclosure limitations customarily required under the Exchange Act;

(f) the conversion of outstanding securities into Common Shares, provided that the resulting securities remain subject to the Lock-Up Period;

(g) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or similar transaction involving a change of control, approved by the disinterested members of the Company’s board of directors, provided all such securities remain subject to this Lock-Up Agreement; or

(h) transfers by operation of law, including pursuant to a qualified domestic relations order or in connection with a divorce settlement.

In furtherance of the foregoing, the Company and any transfer agent are hereby authorized to place stop-transfer instructions and to decline to register any transfer of Shares in violation of this Lock-Up Agreement.

The undersigned understands that the Representative is entering into the Underwriting Agreement in reliance upon this Lock-Up Agreement, and this Lock-Up Agreement shall be governed by the laws of the State of New York.

[Signature page follows]

Very truly yours,

(Name – Please Print)

(Signature)

EXHIBIT B

[Form of Press Release for Lock-Up Waiver/Release]

[                ]

[Date]

VME Companies, Inc., a Texas corporation (the “Company”), announced today that Kingswood Capital Partners, LLC the lead book-running manager in the Company’s recent public sale of Common Shares, is [waiving][releasing] a lock-up restriction with respect to [_] of the Company’s Common Shares held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on [_], and the Common Shares may be sold on or after such date.

This press release is not an offer for sale of securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration under the United States Securities Act of 1933, as amended.

B-1